 Blue Sphere Corporation S-1/A

Exhibit 10.64

AMENDMENT #8

TO THE SECURITIES PURCHASE AGREEMENT
TO THE $2,106,000 PROMISSORY NOTE

AND TO THE COMMON STOCK PURCHASE WARRANTS

This Amendment #8, dated June 29, 2017 (this “Amendment”), is by and between Blue Sphere Corporation, a Nevada corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”)

WHEREAS, the Issuer and the Investor entered into a Securities Purchase Agreement Document SPA-10212016 (the “SPA”) dated as of October 24, 2016, pursuant to which the Issuer issued to the Investor a $1,053,000 Promissory Note (the “Note”), a Warrant, and Origination Shares (All capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA);

WHEREAS, the Issuer issued additional common stock purchase warrants to the Investor on December 20, 2016, February 14, 2017, March 14, 2017, April 13, 2017, May 11, 2017, and June 7, 2017 (such warrants, plus the Warrant, all as previously amended, the “Warrants”);

WHEREAS, the Issuer and the Investor previously entered into Amendment #1 to the SPA dated February 15, 2017 adding an Origination Share beneficial ownership limit;

WHEREAS, the Issuer and the Investor previously entered into a Letter Agreement dated March 1, 2017 extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #2 to the SPA and the Note dated March 14, 2017 increasing the dollar amount of the Note;

WHEREAS, the Issuer and the Investor previously entered into a second Letter Agreement dated April 4, 2017 further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #3 to the SPA and the Note dated April 13, 2017 extending the Maturity Date of the Note and the date for delivery of the Origination Shares;

WHEREAS, the Issuer and the Investor previously entered into Amendment #4 to the SPA, the Note, and the Warrants dated April 28, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #5 to the SPA and the Note dated May 10, 2017 further increasing the dollar amount of the Note;

WHEREAS, the Issuer and the Investor previously entered into Amendment #6 to the SPA, the Note, and the Warrants dated May 18, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA;

WHEREAS, the Issuer and the Investor previously entered into Amendment #7 to the SPA, the Note, and the Warrants dated June 6, 2017 further extending the Maturity Date of the Note and the date for delivery of the Origination Shares and further extending certain deadlines in the Note and in the Warrants issued under the SPA; and

WHEREAS, the Issuer filed with the SEC on June 13, 2017 a Form S-1 registration statement, File Number 333-218692, that went effective on June 19, 2017 pursuant to which the Issuer raised $4,500,000 in gross proceeds from the sale of shares of its common stock and warrants.

NOW, THEREFORE, the Issuer and the Investor agree to amend the SPA, the Note, and the Warrants as follows:

1.             Partial Repayment of the Note. The Issuer shall repay to the Investor, by 5 pm US Eastern time on June 30, 2017 (the “Partial Payment Time”), $1,000,000 of the Note balance by wire transfer of immediately available funds to the wire instructions provided by the Investor (the “Partial Payment”). The Origination Dollar Amount, as defined in Section 1.3 of the SPA, as well as calculations based on the Consideration paid as it applies to calculating the number of origination shares, warrants, OID, or any fees or damages shall remain at $2,000,000. By accepting this Partial Payment, Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies on any portion of the Note balance being repaid by the Partial Parayment (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion).

2.             Extension of Maturity Date. Provided the Investor has received the Partial Payment by the Partial Payment Time, in the sentence in the Note (as previously amended) that states “The Maturity Date is the earlier of June 25, 2017 or the third business day after the closing of the Public Offering,” the date of June 25, 2017 shall be replaced with the date of July 25, 2017.

3.             Extension of Origination Shares Dates. Provided the Investor has received the Partial Payment by the Partial Payment Time, the references to the date of June 25, 2017 in Sections 1.3.1 and 1.3.2 of the SPA (as previously amended) shall be replaced with the date of July 25, 2017.

4.             Extension of Nasdaq Approval Date. Provided the Investor has received the Partial Payment by the Partial Payment Time, Section 6(xxiii) of the Note and Section 1.11(xxiii) of the Warrants shall hereinafter be deleted and replaced with the following text: “(xxiii) the Issuer fails to obtain from Nasdaq or NYSE by July 25, 2017 conditional approval of the listing of the Issuer’s common stock on The Nasdaq Capital Market or NYSE-MKT subject only to completion of the Public Offering pursuant to the Registration Statement and to the Issuer’s common stock maintaining the minimum price requirements prior to uplisting;”.

5.             Conditional Waiver of Default. Provided the Investor has received the Partial Payment by the Partial Payment Time, the Investor conditionally waives the defaults for the Issuer’s failure to meet the previously amended Maturity Date of the Note, delivery date for the Origination Shares, and Nasdaq approval deadlines, but the Investor does not waive any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Issuer’s not being in default of and not breaching any term of the Note or the SPA or any other Transaction Documents at any time subsequent to the date of this Amendment (if the Issuer triggers an event of default or breaches any term of the Note, the SPA, or the Transaction Documents at any time subsequent to the date of this Amendment, the Investor may issue a notice of default for the Issuer’s failure to meet the original Maturity Date of the Note, delivery date of the Origination Shares, or Nasdaq approval deadlines.

ALL OTHER TERMS AND CONDITIONS OF THE SPA, THE NOTE, AND THE WARRANTS, AS PREVIOUSLY AMENDED, REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Amendment by signing below:

/s/ Shlomi Palas	/s/ JMJ Financial
Shlomi Palas	JMJ Financial
Blue Sphere Corporation	Its Principal
Chief Executive Officer

[Amendment #8 Signature Page]